Exhibit 99.1

NextGen Healthcare Reports Fiscal 2022 Second Quarter Results

Raises Fiscal 2022 Financial Guidance

ATLANTA — Oct. 28, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today announced its operating results for the fiscal second quarter ended September 30, 2021.

Fiscal 2022 Second Quarter Highlights

•	Total revenue for the fiscal 2022 second quarter was $149.3 million compared to $140.0 million for the same period a year ago, or 7 percent growth.
•	Recurring revenue accounted for 91 percent of total revenue, or $135.6 million, growing 8 percent over the year ago period.
•	Subscription services revenue in the fiscal second quarter generated $41.1 million, or 12 percent growth over the prior year period, driven by demand for patient experience-related solutions.
•	Managed services, which includes revenue cycle management and cloud services, generated revenue of $29.5 million, a 13 percent growth over fiscal 2021 second quarter as patient volumes rebounded.
•	Fiscal 2022 quarter bookings, which reflects annual contract value, was $39.1 million, 25 percent higher than the prior year period.
•

Fully diluted net loss per share in the fiscal 2022 second quarter was $0.10 compared to net income of $0.16 per share the same period a year ago. Fiscal 2022 second quarter includes $22.1 million related to the proxy contest and the Hussein litigation.

•	On a non-GAAP basis, fully diluted earnings per share for the fiscal 2022 second quarter was $0.29 compared to $0.30 for the same period a year ago.
•	Appointed David Sides as President and Chief Executive Officer effective September 22, 2021.
•	At the annual shareholder meeting on Oct. 13, shareholders voted in favor of the Company’s proposed board of director slate, which includes three new members, and re-incorporation in Delaware.

“Our record fiscal second quarter revenue performance continues to demonstrate the overall strength of NextGen Healthcare’s brand in the market, the exceptional value its solutions offer clients, and the team’s ability to execute on operational and strategic objectives,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “The recent annual shareholder meeting provided an excellent opportunity to engage our broad investor base and incorporate their feedback into our ongoing corporate governance activities. Investor engagement is important to NextGen Healthcare and we are pleased with the outcome of the shareholder vote. I look forward to working side-by-side with every employee as we leverage our strong foundation to better serve our clients. In doing so, we will accelerate profitable growth, shareholder value and achieve new heights.”

NextGen Healthcare updates its fiscal year 2022 financial guidance as follows:

Exhibit 99.1

•	Increase revenue to between $584 and $590 million, from between $576 and $586 million prior
•	Increase non-GAAP earnings per share range to between $0.90 and $0.96 from between $0.89 and $0.95 prior

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal year 2022 second quarter operating results today at 5:00 p.m. Eastern time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 877-876-9173 or 785-424-1667 for international callers and referencing participant code NXGNQ222 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; a determination by the jury that the Company has liability in litigation advanced by a former director and shareholder; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2022 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

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Media Relations Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Recurring	$135,609	$125,691	$267,990	$245,213
Software, hardware, and other non-recurring	13,677	14,311	27,380	25,668
Total revenues	149,286	140,002	295,370	270,881
Cost of revenue:
Recurring	57,119	52,906	114,279	103,335
Software, hardware, and other non-recurring	7,610	6,083	15,107	12,124
Amortization of capitalized software costs and acquired intangible assets	7,969	9,961	16,053	19,860
Total cost of revenue	72,698	68,950	145,439	135,319
Gross profit	76,588	71,052	149,931	135,562
Operating expenses:
Selling, general and administrative	63,891	41,950	112,377	82,687
Research and development costs, net	18,518	17,692	37,839	35,914
Amortization of acquired intangible assets	881	1,112	1,762	2,224
Impairment of assets	1,195	—	1,577	—
Restructuring costs	—	—	539	2,562
Total operating expenses	84,485	60,754	154,094	123,387
Income (loss) from operations	(7,897)	10,298	(4,163)	12,175
Interest income	17	12	29	18
Interest expense	(320)	(1,135)	(637)	(2,242)
Other expense, net	(12)	(18)	(34)	(2)
Income (loss) before provision for (benefit of) income taxes	(8,212)	9,157	(4,805)	9,949
Provision for (benefit of) income taxes	(1,441)	(1,298)	(882)	318
Net income (loss)	$(6,771)	$10,455	$(3,923)	$9,631
Net income (loss) per share:
Basic	$(0.10)	$0.16	$(0.06)	$0.14
Diluted	$(0.10)	$0.16	$(0.06)	$0.14
Weighted-average shares outstanding:
Basic	67,406	66,688	67,291	66,493
Diluted	67,406	66,689	67,291	66,493

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$75,303	$73,295
Restricted cash and cash equivalents	6,261	5,280
Accounts receivable, net	71,988	77,541
Contract assets	20,521	19,481
Income taxes receivable	9,066	765
Prepaid expenses and other current assets	27,574	31,282
Total current assets	210,713	207,644
Equipment and improvements, net	12,030	14,539
Capitalized software costs, net	41,570	41,474
Operating lease assets	14,431	18,446
Deferred income taxes, net	19,445	19,474
Contract assets, net of current	1,991	1,976
Intangibles, net	30,502	36,700
Goodwill	267,212	267,212
Other assets	37,628	37,021
Total assets	$635,522	$644,486
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,687	$11,378
Contract liabilities	53,506	52,863
Accrued compensation and related benefits	34,053	50,374
Income taxes payable	201	584
Operating lease liabilities	11,290	12,735
Other current liabilities	59,440	52,699
Total current liabilities	171,177	180,633
Deferred compensation	7,275	6,620
Operating lease liabilities, net of current	14,646	18,453
Other noncurrent liabilities	7,148	7,136
Total liabilities	200,246	212,842
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 68,394 and 67,069 shares at September 30, 2021 and March 31, 2021, respectively	684	671
Additional paid-in capital	311,793	304,263
Accumulated other comprehensive loss	(1,912)	(1,924)
Retained earnings	124,711	128,634
Total shareholders' equity	435,276	431,644
Total liabilities and shareholders' equity	$635,522	$644,486

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(6,771)	$10,455	$(3,923)	$9,631
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,751	5,090	11,617	9,853
Amortization of debt issuance costs	127	178	254	355
Amortization of other intangibles	3,099	5,984	6,198	12,232
Change in fair value of contingent consideration	—	25	—	50
Deferred income taxes	1	(43)	29	(27)
Depreciation	1,673	1,941	3,781	3,937
Excess tax deficiency from share-based compensation	816	74	640	941
Impairment of assets	1,195	—	1,577	—
Loss on disposal of equipment and improvements	39	—	77	—
Non-cash operating lease costs	1,459	1,738	3,087	3,421
Provision for bad debts	40	530	679	1,399
Share-based compensation	5,223	5,437	11,635	10,830
Changes in assets and liabilities:
Accounts receivable	1,467	1,219	4,874	3,505
Contract assets	(136)	(1,399)	(1,055)	(2,481)
Accounts payable	5,442	(2,365)	1,108	(3,756)
Contract liabilities	1,225	(2,718)	643	(8,344)
Accrued compensation and related benefits	5,643	9,686	(16,321)	8,348
Income taxes	(9,788)	(2,718)	(9,324)	(2,083)
Deferred compensation	(88)	152	655	840
Operating lease liabilities	(2,684)	(2,628)	(5,360)	(5,224)
Other assets and liabilities	6,433	(278)	9,608	4,605
Net cash provided by operating activities	20,166	30,360	20,479	48,032
Cash flows from investing activities:
Additions to capitalized software costs	(6,175)	(6,471)	(11,713)	(12,083)
Additions to equipment and improvements	(683)	(148)	(1,685)	(764)
Acquisition related working capital adjustment payments	—	(206)	—	(206)
Net cash used in investing activities	(6,858)	(6,825)	(13,398)	(13,053)
Cash flows from financing activities:
Proceeds from line of credit	—	—	—	50,000
Repayments on line of credit	—	(115,000)	—	(115,000)
Proceeds from issuance of shares under employee plans	438	372	1,109	798
Payments for taxes related to net share settlement of equity awards	(2,232)	(417)	(5,201)	(2,251)
Net cash used in financing activities	(1,794)	(115,045)	(4,092)	(66,453)
Net increase (decrease) in cash, cash equivalents, and restricted cash	11,514	(91,510)	2,989	(31,474)
Cash, cash equivalents, and restricted cash at beginning of period	70,050	200,355	78,575	140,319
Cash, cash equivalents, and restricted cash at end of period	$81,564	$108,845	$81,564	$108,845

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Recurring revenues:
Subscription services	$41,139	$36,867	$79,423	$72,227
Support and maintenance	39,004	38,076	77,490	76,623
Managed services	29,506	26,218	58,937	48,711
Electronic data interchange and data services	25,960	24,530	52,140	47,652
Total recurring revenues	135,609	125,691	267,990	245,213

Software, hardware, and other non-recurring revenues:
Software license and hardware	8,068	8,014	15,282	12,754
Other non-recurring services	5,609	6,297	12,098	12,914
Total software, hardware and other non-recurring revenues	13,677	14,311	27,380	25,668

Total revenues	$149,286	$140,002	$295,370	$270,881

Recurring revenues as a percentage of total revenues	90.8%	89.8%	90.7%	90.5%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Income (loss) before provision for income taxes - GAAP	$(8,212)	$9,157	$(4,805)	$9,949
Non-GAAP adjustments:
Acquisition costs, net	—	142	—	262
Amortization of acquired intangible assets	3,100	5,984	6,199	12,232
Amortization of deferred debt issuance costs	127	178	254	355
Impairment of assets	1,195	—	1,577	—
Restructuring costs	—	—	539	2,562
Shareholder disputes and related costs	22,134	3,233	26,992	4,259
Share-based compensation	5,223	5,437	11,635	10,830
Other non-run-rate expenses*	1,309	1,154	4,028	2,465
Total adjustments to GAAP income before provision for income taxes:	33,088	16,128	51,224	32,965
Income before provision for income taxes - Non-GAAP	24,876	25,285	46,419	42,914
Provision for income taxes	4,975	5,057	9,284	8,583
Net income - Non-GAAP	$19,901	$20,228	$37,135	$34,331
Diluted net income per share - Non-GAAP	$0.29	$0.30	$0.55	$0.52
Weighted-average shares outstanding (diluted):	67,699	66,689	67,734	66,493

* Other non-run-rate expenses for the three months ended September 30, 2021 consist primarily of $353 excess lease-related expense for vacated facilities, lease termination costs, and other costs, $458 of executive transition costs, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the three months ended September 30, 2020 consist primarily of $664 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $462 of professional services costs not related to core operations, and $28 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the six months ended September 30, 2021 consist primarily of $823 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan, $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the six months ended September 30, 2020 consist primarily of $1,427 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $939 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$20,166	$30,360	$20,479	$48,032
Additions to capitalized software costs	(6,175)	(6,471)	(11,713)	(12,083)
Additions to equipment and improvements	(683)	(148)	(1,685)	(764)
Free cash flow	$13,308	$23,741	$7,081	$35,185